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                                                                    EXHIBIT 12.1

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

                                         COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                              -------------------------------------------------------------
                                                                  YEAR ENDED
                                                                  DECEMBER 31,
                                              -------------------------------------------------------------
                                                 1993      1994      1995      1996      1997       1998
                                               --------  --------  --------  --------  --------   --------
                                                    (In thousands)
Ratio of earnings to fixed charges:

  Earnings:

    Income from continuing operations
       before taxes                            $18,812   $28,343   $38,081   $59,828   $60,278   $59,249
                                              --------- --------- --------- --------- --------- ---------
  Fixed Charges:
    Interest charges                               887     3,172     3,188     2,774       293     4,306
    Interest factor of operating rents             738       877     1,240     1,871     2,142     3,481
                                              --------- --------- --------- --------- --------- ---------
  Total fixed charges                            1,625     4,049     4,428     4,645     2,435     7,787
                                              --------- --------- --------- --------- --------- ---------
  Earnings, as adjusted                        $20,437   $32,392   $42,509   $64,473   $62,713   $67,036
                                              ========= ========= ========= ========= ========= =========
Ratio of earnings to fixed charges               12.6x      8.0x      9.6x     13.9x     25.8x      8.6x
                                              ========= ========= ========= ========= ========= =========
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